Exhibit 99.1

Citigroup Inc.

EUR 1,000,000,000 2.375%. Fixed Rate Notes due 22 May 2024

under the

Programme for the issuance of Euro Medium-Term Notes, Series B

1.	Specified Currency:	Euro ("EUR")
2.	Aggregate Nominal Amount of the Series:	EUR 1,000,000,000
3.	Issue Price	98.949%. of the Aggregate Nominal Amount
4.	(i) Specified Denominations:	EUR 100,000 and integral multiples of EUR 1,000 in excess thereof up to and including EUR 199,000
	(ii) Calculation Amount:	EUR 1,000
5.	Issue Date:	22 May 2014
6.	Maturity Date:	22 May 2024
7.	Interest Basis:	2.375%. Fixed Rate
8.	Redemption/Payment Basis:	Redemption at par
9.	Put/Call Options:	Not Applicable
10.	Status of the Notes:	Senior
PROVISIONS RELATING TO INTEREST PAYABLE
111.	Fixed Rate Note Provisions:	Applicable
	(i) Rate of Interest:	2.375%. per annum payable annually in arrears
	(ii) Interest Payment Date(s):	22 May in each year from, and including, 22 May 2015 to, and including, 22 May 2024
	(iii) Fixed Interest Amount(s):	EUR 23.75 per Calculation Amount
	(iv) Day Count Fraction:	Actual/ Actual (ICMA)
12.	Final Redemption Amount:	EUR 1,000 per Calculation Amount
GENERAL PROVISIONS APPLICABLE TO THE NOTES
13.	Form of Notes:	Registered Notes: Global Registered Note exchangeable for Individual Note Certificates in the limited circumstances specified in the Global Registered Note

14.	Additional Financial Center relating to Payment Dates:	London
LISTING AND ADMISSION TO TRADING
	Listing:	Luxembourg

15.	OPERATIONAL INFORMATION
	ISIN Code:	XS1068874970
	Common Code:	106887497

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